Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Thomas Schiller
(949) 231-3061	(949) 231-4700
Skyworks Delivers Revenue of $191.2 Million
and $0.16 of Non-GAAP EPS in Q3 FY09
•	Expands Gross Margin to 40.5 Percent on a Non-GAAP Basis

•	Improves Operating Income 35 Percent Sequentially to a 15 Percent Operating Margin on a Non-GAAP Basis

•	Generates $44 Million of Cash Flow from Operations and Exits with $308 Million of Cash and Equivalents

•	Guides to 10 Percent Sequential Revenue Growth and $0.19 of Non-GAAP EPS in Q4 FY09
          WOBURN, Mass., July 22, 2009 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high reliability analog and mixed signal semiconductors enabling a broad range of end markets, today reported third fiscal quarter 2009 results. Revenue for the quarter was $191.2 million, an 11 percent sequential increase when compared to the second fiscal quarter of 2009 and exceeding the Company’s guidance of $182.0 million.
          Non-GAAP operating income for the third fiscal quarter was $28.6 million, up 35 percent from $21.2 million in the second fiscal quarter. Diluted non-GAAP earnings per share for the quarter was $0.16, $0.02 better than consensus estimates. On a GAAP basis, operating income for the third fiscal quarter was $21.5 million versus an operating loss of $3.7 million in the second fiscal quarter. GAAP diluted earnings per share was $0.12 as compared to a $0.03 loss in the prior quarter.
          “Skyworks exceeded all key financial targets in our third fiscal quarter driven by program strength spanning analog, smart phone, netbook, 3G infrastructure, mobile video and energy management applications,” said David J. Aldrich, president and chief executive officer of Skyworks. “Our strategy of diversifying into a broader set of analog semiconductor sectors, consolidating share in core markets and leveraging our scale advantages is increasingly reflected in our improving financial performance. At a higher level, we have never been better positioned to achieve our long-term financial targets and create shareholder value.”

Business Highlights
•	Expanded non-GAAP gross and operating margins to 40.5 percent and 15.0 percent, respectively (40.2 percent and 11.3 percent on a GAAP basis)

•	Generated $140 million of cash flow from operations on a fiscal year-to-date basis

•	Introduced ultra low noise amplifiers to address GPS, satellite radio, WCDMA and LTE infrastructure markets

•	Secured wireless local area networking design wins at Intel

•	Ramped production with ESCO Technologies, Itron and Neptune to meet growing worldwide demand for smart meter readers

•	Supported Broadcom’s 802.11n reference designs capturing 3 of the world’s top 4 netbook and notebook OEMs

•	Powered Samsung’s latest smart phones and touch screen platforms with highly innovative EDGE and WCDMA front-end solutions

•	Acquired Axiom Microdevices, Inc., the world’s only volume supplier of CMOS power amplifiers for mobile handsets targeting emerging markets
Fourth Fiscal Quarter 2009 Outlook
          “Although we remain cautious on the macro-economy, our expanding product, market and customer footprints are setting the stage for a much stronger back half of 2009 for Skyworks,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “Specifically, we expect revenue for the September quarter to be up 10 percent sequentially with a 17 percent operating margin and non-GAAP diluted earnings per share of $0.19. We also anticipate another strong quarter of cash flow generation.”
          Estimated non-GAAP diluted earnings per share for the fourth fiscal quarter excludes approximately $6.8 million of FASB Statement No. 123(R) — related expenses.
          Non-GAAP results, which are a supplement to financial results based on GAAP, exclude certain charges including but not limited to share-based compensation, business restructuring charges, amortization of intangible assets, tax valuation allowance reversals, and non-recurring items. The Company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and financial performance.
Skyworks’ Third Fiscal Quarter 2009 Conference Call
          Skyworks will host a conference call with analysts to discuss its third fiscal quarter 2009 results and business outlook today at 5:00 p.m. Eastern Daylight Time (EDT). To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 888-713-4494 (domestic) or 913-312-1494 (international), confirmation code: 2543095.
          Playback of the conference call will begin at 9:00 p.m. EDT on July 22, and end at 9:00 p.m. EDT on July 29. The replay will be available on Skyworks’ Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international), pass code: 2543095.
About Skyworks
          Skyworks Solutions, Inc. is an innovator of high reliability analog and mixed signal semiconductors. Leveraging core technologies, Skyworks offers diverse standard and custom linear products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military and mobile handset applications. The Company’s portfolio includes amplifiers, attenuators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, mixers/demodulators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, receivers, switches and technical ceramics.
          Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Safe Harbor Statement
          This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
          These risks and uncertainties include, but are not limited to: unprecedented uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.
          These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Note to Editors: Skyworks, Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	July 3,	June 27,	July 3,	June 27,
(in thousands, except per share amounts)	2009	2008	2009	2008
Net revenues	$191,213	$215,210	$574,431	$627,451
Cost of goods sold	114,263	128,776	348,739	378,312

Gross profit	76,950	86,434	225,692	249,139

Operating expenses:
Research and development	29,666	36,561	92,906	107,236
Selling, general and administrative	24,215	25,975	74,110	74,608
Restructuring & other charges	—	—	15,982	—
Amortization of intangibles	1,548	1,101	3,943	4,904

Total operating expenses	55,429	63,637	186,941	186,748

Operating income	21,521	22,797	38,751	62,391

Interest expense	(890)	(1,658)	(2,837)	(5,635)
Gain on early retirement of convertible debt	—	—	2,035	—
Other (expense) income, net	(32)	1,064	1,357	4,997

Income before income taxes	20,599	22,203	39,306	61,753
Provision for income taxes	750	1,737	2,022	5,536

Net income	$19,849	$20,466	$37,284	$56,217

Earnings per share:
Basic	$0.12	$0.13	$0.22	$0.35
Diluted	$0.12	$0.12	$0.22	$0.34
Weighted average shares:
Basic	167,062	162,095	165,971	161,166
Diluted	169,525	164,649	167,180	163,323

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended		Nine Months Ended
	July 3,	June 27,	July 3,	June 27,
(in thousands)	2009	2008	2009	2008
GAAP gross profit	$76,950	$86,434	$225,692	$249,139
Share-based compensation expense [a]	522	651	2,259	2,162
Cost of goods sold adjustments [b]	—	—	3,458	—
Acquisition related expense [c]	—	330	—	1,281

Non-GAAP gross profit	$77,472	$87,415	$231,409	$252,582

Non-GAAP gross margin %	40.5%	40.6%	40.3%	40.3%

	Three Months Ended		Nine Months Ended
	July 3,	June 27,	July 3,	June 27,
(in thousands)	2009	2008	2009	2008
GAAP operating income	$21,521	$22,797	$38,751	$62,391
Share-based compensation expense [a]	5,468	6,112	16,321	16,762
Cost of goods sold adjustments [b]	—	—	3,458	—
Restructuring & other charges [b]	—	—	15,982	—
Acquisition related expense [c]	—	330	—	1,281
Amortization of intangible assets [c]	1,548	1,101	3,943	4,904
Selling, general and administrative adjustments [d]	(124)	—	(523)	(502)
Deferred executive compensation	164	—	490	—

Non-GAAP operating income	$28,577	$30,340	$78,422	$84,836

Non-GAAP operating margin %	14.9%	14.1%	13.7%	13.5%

	Three Months Ended		Nine Months Ended
	July 3,	June 27,	July 3,	June 27,
(in thousands)	2009	2008	2009	2008
GAAP net income	$19,849	$20,466	$37,284	$56,217
Share-based compensation expense [a]	5,468	6,112	16,321	16,762
Cost of goods sold adjustments [b]	—	—	3,458	—
Restructuring & other charges [b]	—	—	15,982	—
Acquisition related expense [c]	—	330	—	1,281
Amortization of intangible assets [c]	1,548	1,101	3,943	4,904
Selling, general and administrative adjustments [d]	(124)	—	(523)	(502)
Deferred executive compensation	164	—	490	—
Gain on early retirement of convertible debt [e]	—	—	(2,035)	—
Tax adjustments [f]	116	921	(253)	3,455

Non-GAAP net income	$27,021	$28,930	$74,667	$82,117

	Three Months Ended		Nine Months Ended
	July 3,	June 27,	July 3,	June 27,
	2009	2008	2009	2008
GAAP net income per share, diluted	$0.12	$0.12	$0.22	$0.34
Share-based compensation expense [a]	0.03	0.04	0.10	0.10
Cost of goods sold adjustments [b]	—	—	0.02	—
Restructuring & other charges [b]	—	—	0.10	—
Acquisition related expense [c]	—	—	—	0.01
Amortization of intangible assets [c]	0.01	0.01	0.02	0.03
Gain on early retirement of convertible debt [e]	—	—	(0.01)	—
Tax adjustments [f]	—	0.01	—	0.02

Non-GAAP net income per share, diluted	$0.16	$0.18	$0.45	$0.50

[a]	These charges represent expense recognized in accordance with FASB Statement No. 123(R), Share-Based Payment. Approximately $0.5 million, $1.6 million and $3.4 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended July 3, 2009. Approximately $2.3 million, $4.4 million and $9.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the nine months ended July 3, 2009.

For the three months ended June 27, 2008, approximately $0.7 million, $2.4 million and $3.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the nine months ended June 27, 2008, approximately $2.2 million, $6.2 million and $8.4 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]	During the second quarter of fiscal 2009, the Company implemented a restructuring plan to reduce global headcount by approximately 4%, or 150 employees.

The total charges related to the plan were $19.4 million. Due to accounting classifications, the charges associated with the plan are recorded in various lines and are summarized as follows:

Cost of goods sold adjustments include approximately $3.5 million of inventory write-downs.

Restructuring and other charges primarily consisted of $4.5 million related to severance and benefits, $5.6 million related to the impairment of long-lived assets, $2.0 million related to lease obligations, $2.3 million related to the impairment of technology licenses and design software and $1.5 million related to other charges.

[c]	During the three months ended July 3, 2009, Skyworks acquired Axiom Microdevices. The purchase accounting charges recognized during the three months and nine months ended July 3, 2009 include $0.3 million amortization of acquisition related intangibles. Amortization expense of $1.2 million and $3.6 million, respectively, relates to previous business combinations.

The purchase accounting charges recognized during the three months ended June 27, 2008 include $1.4 million amortization of acquisition related intangibles. Of the $1.4 million, $0.3 million was included in cost of sales.

The purchase accounting charges recognized during the nine months ended June 27, 2008 include a $0.7 million charge to cost of sales related to the sale of acquisition related inventory and $5.5 million amortization of acquisition related intangibles. Of the $5.5 million, $0.6 million was included in cost of sales.

[d]	On October 2, 2006, the Company announced that it was exiting its baseband product area. For the three months and nine months ended July 3, 2009, selling, general and administrative adjustments of $0.1 million and $0.5 million, respectively, represent a recovery of bad debt expense on specific accounts receivable associated with baseband product.

For the nine months ended June 27, 2008, selling, general and administrative adjustments of $0.5 million represent a recovery of bad debt expense on specific accounts receivable associated with baseband product.

[e]	The gain recorded during the first quarter of fiscal 2009 relates to the early retirement of $40.5 million of the Company’s 1.50% convertible subordinated notes. The notes were retired at a gain of approximately $2.9 million offset by a $0.9 million write-off of deferred financing costs.

[f]	During the three months and nine months ended July 3, 2009, this adjustment primarily relates to the Company’s application of its annual cash tax rate to non-GAAP income.

During the three months and nine months ended June 27, 2008, these charges are primarily related to a non-cash tax charge related to the utilization of pre-merger deferred tax assets and a non-cash tax benefit related to other tax adjustments.
The above non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and financial performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	July 3,	Oct. 3,
(in thousands)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$308,366	$231,066
Accounts receivable, net	112,462	146,710
Inventories	89,241	103,791
Prepaid expenses and other current assets	16,253	13,089
Property, plant and equipment, net	157,994	173,360
Goodwill and intangible assets, net	510,955	503,417
Other assets	63,988	64,666

Total assets	$1,259,259	$1,236,099

Liabilities and Equity
Current liabilities:
Credit facility	$50,000	$50,000
Convertible notes	50,000	—
Accounts payable	49,565	58,527
Accrued liabilities and other current liabilities	42,369	40,213
Long-term debt	47,116	137,616
Other long-term liabilities	5,402	5,527
Stockholders’ equity	1,014,807	944,216

Total liabilities and equity	$1,259,259	$1,236,099